Exhibit 21

Name Of Entity	State Of Formation
WRT-TRS Management Inc.
WRT Realty L.P.
5400 Westheimer Court, LLC
5400 Westheimer Holding L.P.
5400 Westheimer Limited Partnership
FT-5400 New Unit Lender LLC
FT-5400 Westheimer LLC
FT-Amherst Property LLC
FT-Amherst Property Manager LLC
FT-Churchill Property L.P.
FT-Circle Tower LLC
FT-Circle Tower Manager LLC
FT-Clearwater Loan LLC
FT-Fin Acquisition LLC
FT-Fin GP LLC
FT-Florida Property LLC
FT-KRG Property L.P.
FT-Marc Class B LLC
FT-Marc Loan LLC
FT-Ontario Holdings LLC
FT-Ontario Parking LLC
FT-Ontario Parking Manager LLC
FT-Ontario Property LLC
FT-Ontario Property Manager LLC
FT-Orlando Property LLC
FT-Toy LLC
FT-WD Property LLC
WRT Holding LLC
WRT-1050 Corporetum Holdings LLC
WRT-1050 Corporetum Property LLC
WRT-1050 Corporetum Property Manager LLC
WRT-550/650 Corporetum Property LLC
WRT-550/650 Corporetum Property Manager LLC
WRT-701 Arboretum Property LLC
WRT-701 Arboretum Property Manager LLC
WRT-Andover Property LLC
WRT-Andover Property Manager LLC
WRT-MARC RC Holding LLC
WRT-MARC RC Land LLC
WRT-MARC RC LLC
WRT-Property Holdings LLC
WRT-South Burlington Property LLC
WRT-South Burlington Property Manager LLC
WRT-Springing Member LLC
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Illinois
Illinois
Delaware
Delaware
Delaware
Delaware

104